Exhibit 99.1

Nogin Reports First Quarter 2023 Financial and Operational Results

Cost-Optimization and Commercial Initiatives Build Foundation for Future Profitable Growth

Company Expects to be Cash Flow Positive During Q2 and for the Rest of 2023; Adjusted EBITDA

Positive for Second Half 2023

Record Quarterly Customer Wins Highlight Robust Demand and Strong Sales Pipeline

Nogin Updates Full Year 2023 and 2024 Outlook; Projects 2024 Non-GAAP Revenue Growth of

Greater Than 40% Compared to Full Year 2023 and 2024 Adjusted EBITDA Margins Greater Than 10%

TUSTIN, California – May 15, 2023 – Nogin (Nasdaq: NOGN, NOGNW) (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”), today reported its financial results for the first quarter ended March 31, 2023.

Management Commentary

“This quarter, our team continued to execute on a set of focused initiatives aimed at ongoing optimization of our cost structure, and the development and execution of our sales engine,” said Nogin President and CEO Jon Huberman. “We not only signed seven new brands to the platform in the first quarter, a quarterly record for our business, we did so while ensuring that these contracts are structured to help us drive healthy, profitable revenue while offering our customers a highly compelling value proposition. Demand for our mixture of a high value e-commerce software solution and digital solutions expertise is strong, and we will continue to bolster our customer base across industries moving forward given the portability and scalability of our offering. Our increased efficiency, which is only partially realized at this point in the year, led to quarter-over-quarter adjusted EBITDA improvement, building on our momentum from the end of 2022, partially offset by the lower volume environment due to normal seasonal dynamics of consumer demand.

“As we look to the rest of the year, we’ve realized only a portion of the cost benefits of the actions taken in Q4 and Q1 and expect the rest to be realized prior to the start of Q4 2023,” continued Huberman. “We’re confident that these benefits, combined with our gross margin expansion, will help us be cash flow positive beginning in Q2, as well as adjusted EBITDA positive for the second half of the year. We have chosen to eliminate or scale back some legacy customer contracts to improve current and future profitability, and therefore expect our fiscal year 2023 revenue to decrease compared to fiscal year 2022. Still, we are confident that revenue will accelerate rapidly in 2024 given recent customer wins and our robust business development pipeline. We are moving aggressively towards our sustainable long-term operating model and look forward to executing on our strategy in the coming quarters.”

First Quarter 2023 Financial Results

Results compare the three months ended March 31, 2023 to the three months ended March 31, 2022.

•

Net revenue decreased 34% to $16.7 million from $25.2 million in the first quarter of 2022. The decrease in net revenue was primarily due to decreases in product revenue and net revenue from related parties, as well as the deliberate scaling back of certain customers in order to focus on higher-margin revenues.

•

Non-GAAP revenue, a non-GAAP measurement of operating performance reconciled to net revenue below, decreased 25% to $13.9 million from $18.5 million in the first quarter of 2022. The decrease in non-GAAP revenue was primarily due to a decrease in CaaS and marketing revenue.

•

Operating loss increased to $12.0 million compared to an operating loss of $10.1 million in the comparable year-ago period. The increase in operating loss was driven by restructuring cost, and other one-time items, some of which were non-cash in nature.

•

Adjusted EBITDA loss decreased to $5.9 million compared to an adjusted EBITDA loss of $8.9 million in the comparable year-ago period. The decrease in adjusted EBITDA was driven in part by our cost optimization initiatives and commercial decisions previously mentioned.

2023 Financial Outlook

Management expects the Company’s financial results in the full year 2023, including adjusted EBITDA, to be positively impacted by sales to existing customers, new customer agreements that will launch throughout the year, and the continued results of a comprehensive cost reduction and performance improvement program, while the rationalization of certain larger contracts is expected to reduce overall 2023 revenue versus the prior year. The combined results of these decisions, and additional gains driven by our improved operating performance will drive efficiency while simultaneously achieving or exceeding internal and customer Key Performance Indicators.

The Company is providing the following financial outlook for full year 2023:

•	Net revenue between $70 and $75 million.

•	Non-GAAP revenue between $60 million and $65 million.

Nogin is also setting its financial forecast for full year 2024 for non-GAAP revenue and adjusted EBITDA margin. The Company expects:

•	Non-GAAP revenue growth to be greater than 40% compared to full year 2023.

•	Adjusted EBITDA margin to be greater than 10%.

The expected impact of the Company’s cost and performance improvement program for the full year 2023 is still anticipated to be between $15 million and $20 million, based on initiatives completed in the first quarter. Since the initiation of our program, we have continued to identify technology driven savings opportunities, including some that will be a function of recently implemented and in-process A.I. (Artificial Intelligence) technology deployment and development.

Conference Call

Nogin management will hold a conference call today, May 15, 2023, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss these results.

Nogin management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Nogin’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology and services for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Intelligent Commerce technology is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with U.S. GAAP. However, management believes that non-GAAP revenue and Adjusted EBITDA, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance, as these measures are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define non-GAAP revenue as GAAP revenue less Product Revenue plus the Service Revenues associated with the Product Revenue.

We calculate and define Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense, (2) income tax expense, (3) depreciation and amortization, (4) severance pay and (5) stock-based compensation.

Non-GAAP revenue and Adjusted EBITDA are financial measures that are not required by or presented in accordance with U.S. GAAP. We believe that non-GAAP revenue and Adjusted EBITDA, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of non-GAAP revenue and Adjusted EBITDA is helpful to our investors as they are measures used by management in assessing the health of our business and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Non-GAAP revenue and Adjusted EBITDA are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of non-GAAP revenue are (i) removing product revenues and (ii) replacing it with the service revenues associated with the sale of those products which ultimately decrease total revenues. Some of the limitations of Adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not reflect tax payments that may represent a reduction in cash available to us and (4) it does not include certain non-recurring cash expenses that we do not believe are representative of our business on a steady-state basis. In addition, our use of non-GAAP revenue and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP revenue or Adjusted EBITDA in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP revenue and Adjusted EBITDA alongside other financial measures, including our net revenue and net loss and other results stated in accordance with U.S. GAAP.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA margin or non-GAAP revenue guidance included above to the most directly comparable GAAP measures because the comparable GAAP measures are not accessible on a forward-looking basis and the Company is unable to provide such reconciliations, without unreasonable effort, due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform, new customer agreements and cost-reduction and performance improvement measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s platforms and offerings on such platforms, performance, and operations, and the related benefits to stockholders, and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and cost reduction measures and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts:

Nogin Media Relations Contact:

BOCA Communications

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$617	$15,385
Accounts receivable, net	1,924	1,578
Inventory	14,444	15,726
Prepaid expenses and other current assets	3,810	2,539

Total current assets	20,795	35,228

Property and equipment, net	1,476	1,595
Right-of-use asset, net (Note 19)	17,350	17,391
Goodwill	6,748	6,748
Intangible assets, net	5,439	5,493
Investment in unconsolidated affiliates	6,759	7,404
Other non-current asset	1,065	1,074

Total assets	$59,632	$74,933

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$18,457	$19,605
Due to clients	6,633	10,891
Related party payables	219	1,033
Loans (Note 7)	2,922	—
Promissory notes (Note 7)	4,807	—
Accrued expenses and other liabilities (Note 6)	15,028	17,826
Lease liabilities, current portion (Note 19)	4,565	4,367

Total current liabilities	52,631	53,722

Convertible notes (Note 7)	56,260	60,852
Deferred tax liabilities	368	394
Lease liabilities, net of current portion (Note 19)	14,775	15,223
Other long-term liabilities (Note 6)	17,840	17,766

Total liabilities	141,874	147,957

Commitments and contingencies (Note 19)
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 500,000,000 shares authorized; 3,334,714 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	9,953	9,270
Accumulated deficit	(92,195)	(82,294)

Total stockholders’ deficit	(82,242)	(73,024)

Total liabilities and stockholders’ deficit	$59,632	$74,933

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net service revenue	$8,917	$8,533
Net product revenue	6,544	12,922
Net revenue from related parties	1,214	3,744

Total net revenue	16,675	25,199
Operating costs and expenses:
Cost of services (1)	5,530	5,435
Cost of product revenue (1)	3,942	10,251
Sales and marketing	702	566
Research and development	963	1,577
General and administrative	17,325	17,222
Depreciation and amortization	202	201

Total operating costs and expenses	28,664	35,252

Operating loss	(11,989)	(10,053)
Interest expense	(2,014)	(652)
Change in fair value of promissory notes	(159)	—
Change in fair value of derivative instruments	847	—
Change in fair value of unconsolidated affiliates	(645)	(1,033)
Change in fair value of convertible notes	4,591	—
Other (loss) income, net	(558)	1,954

Loss before income taxes	(9,927)	(9,784)
(Benefit) Provision for income taxes	(26)	158

Net loss	$(9,901)	$(9,942)

Net loss per common share – basic and diluted	$(2.11)	$(5.02)
Weighted average shares outstanding – basic and diluted	4,688,331	1,981,097

(1)	Exclusive of depreciation and amortization shown separately.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,901)	$(9,942)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	202	201
Amortization of debt issuance costs and discounts	482	102
Stock-based compensation	253	58
Deferred income taxes	(26)	158
Change in fair value of unconsolidated affiliates	645	1,033
Change in fair value of warrant liability	430	—
Change in fair value of promissory notes	159	—
Change in fair value of convertible notes	(4,591)	—
Change in fair value of derivatives	(847)	—
Settlement of deferred revenue	—	(1,611)
(Gain) loss on disposal of asset	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	(347)	(363)
Related party receivables	—	(525)
Inventory	1,282	4,052
Prepaid expenses and other current assets	(1,262)	(2,309)
Accounts payable	(1,148)	2,505
Due to clients	(4,258)	(277)
Related party payables	(814)	4,015
Lease assets and liabilities	(219)	—
Accrued expenses and other liabilities	(2,285)	(2,374)

Net cash used in operating activities	(22,246)	(5,277)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(21)	(101)
Proceeds from sale of property and equipment	3	—

Net cash used in investing activities	(18)	(101)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	3,250	—
Payment of short-term loan	(328)	—
Proceeds from promissory notes	4,649	—
Payment of debt issuance costs	(75)	—
Proceeds from line of credit	—	47,455
Repayments of line of credit	—	(43,803)

Net cash provided by financing activities	7,496	3,652

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	(14,768)	(1,726)
Beginning of period	15,385	4,571

End of period	$617	$2,845

	Three Months Ended March 31,
	2023	2022
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$396	$652
Cash paid for taxes	6	1
Right-of-use assets exchanged for lease liabilities	1,120	—
SCHEDULE OF CASH AND RESTRICTED CASH
Cash	$617	$1,345
Restricted cash	—	1,500

Total cash and restricted cash	$617	$2,845

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net Loss	$(9,901)	$(9,942)
Interest expense	2,014	652
(Benefit) Provision for income taxes	(26)	158
Depreciation and amortization	202	201
Severance pay	1,593	12
Stock based compensation	253	58
Adjusted EBITDA	$(5,865)	$(8,861)

Reconciliation of Net Revenue to Non-GAAP Revenue

(in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2023
	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$8,917		3,812	12,729
Net product revenue	6,544	(6,544)
Net revenue from related parties	1,214			1,214

Total net revenue	$16,675	$(6,544)	$3,812	$13,943

	For the Three Months Ended March 31, 2022
	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	8,533		6,194	14,727
Net product revenue	12,922	(12,922)
Net revenue from related parties	3,744			3,744

Total net revenue	$25,199	$(12,922)	$6,194	$18,471